CONSENT OF INDEPENDENT AUDITORS


           We hereby consent to the incorporation by reference in the Registration Statement pertaining to the 1994 stock option plan of Motorcar Parts & Accessories, Inc. on Form S-8 of our report dated May 16, 1997 which is included in the annual report on Form 10-K for the year ended March 31, 1997.


/s/ Richard A. Eisner & Company, LLP

New York, New York
June 23, 1997